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                                                                       EXHIBIT A





                             JOINT FILING AGREEMENT

                  The undersigned hereby agree to the joint filing of the
Schedule 13D to which this Agreement is attached and to the joint filing of all amendments thereto.

                  This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when each of the parties designated as signatories shall have executed one counterpart.

Dated: May 29, 1997

                                       Cordera Holdings Pty. Limited


                                       By: /s/ Peter S. Lowy
                                          --------------------------------------
                                          Peter S. Lowy, Director


                                                *
                                       -----------------------------------------
                                          Frank P. Lowy


                                                *
                                       -----------------------------------------
                                          David H. Lowy


                                                *
                                       -----------------------------------------
                                          Steven M. Lowy


                                       /s/ Peter S. Lowy
                                       -----------------------------------------
                                          Peter S. Lowy


                                      *By: /s/ Peter S. Lowy
                                          --------------------------------------
                                          Peter S. Lowy
                                          Attorney-in-Fact